EX-35.1
AURORA LOAN SERVICES

Owner: None



Depositor:       Structured Asset Securities Corporation
                 Attention: Mortgage Finance SASCO 2007-OSI
                 745 7th Avenue, 7th Floor
                 New York, NY 10019

Master Servicer: Aurora Loan Services LLC
                 Michele Olds
                 10350 Park Meadows Drive
                 Littleton, CO 80124

Trustee:         Wells Fargo Bank, N.A.
                 Attention: Kimberly J. Wiggins / SASCO 2007-0SI
                 9062 Old Annapolis Road
                 Columbia, MD 21045

Securities Admin



Subject:        Annual Officer's Certification
Fiscal Year:    2007
Investor Code:  H31
Investor Name:  SASCO 2007-OSI

I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Servicer"), do certify the following for the Calendar Year 2007:

1. A review of the activities of the Servicer during the period beginning on the cut-off date and ending on December 31, 2007 (the reporting period) and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.



Certified by: AURORA LOAN SERVICES LLC

By: /s/ Terry L. Gentry
Name: Terry L. Gentry
Title: Managing Director